Exhibit 99.2

Apr 24, 2015

OTC Disclosure & News Service

-

Smoofi Announces Agreement With Licensed Cultivator in Colorado

Company to Provide Services to Indoor Recreational Grow Operations Expected to Be One of the Largest in the US

SAN CLEMENTE, CA--(Marketwired - April 24, 2015) - Smoofi, Inc. (OTCQB: SMFI) ("Smoofi" or "Company"), a provider of consulting and advisory services to licensed medical and recreational marijuana operators and retail dispensaries within the US, announced today that it signed a non-binding letter-of-intent (LOI) with a licensed cultivator to provide turnkey operations and services to a 150,000 square foot licensed cultivation facility located in Pueblo, Colorado.

The new facility ("The Tamarack Project") is expected to be one of the largest recreational indoor grow operation in the US. The project includes a 107,000 sq. foot building with multiple indoor vertical grows, 10,000 sq. feet of manufacturing and extraction space for Marijuana Infused Products (MIP) that will meet GMP Standards. The Company believes the large footprint and growing areas present a unique competitive advantage, and that their innovative technologies will reduce overall costs.

The first phase of construction is expected to commence in June of 2015, with an initial 30,000 sq. foot cloning, vegetation and flowering room expected to be completed by August of 2015. The first harvest is expected in December of 2015, with an expected yield from 11,000 plants. Phase two is expected to commence with a second harvest completed in February of 2016. Complete build out of the facility is expected in May of 2016, reaching maximum capacity yield of 4,000 to 7,000 pounds per month by late 2016. Total expenditures are expected to be approximately $12-$15 million over the next 2 years. At full capacity, the expected annual revenue run rate for the facility is expected to be at least $90 million in sales, which assumes current wholesale pricing in Colorado. This figure could be greater if the project is able to successfully build out its own branded retail dispensaries. According to the agreement, Smoofi will receive fees to provide services including, among others, financial and accounting services, staffing and personnel, construction management, IT, security, and transportation.

"We believe that by combining the large-scale production with Smoofi's proprietary operational efficiencies, it will help lower cost of production significantly and could make this facility one of the most competitive suppliers in the state," said Jack Donahue, COO of Smoofi. "Because of these low operational costs, the project will be focused on only high quality strains to maximize revenue. We feel this focus on product quality at attractive economics will solidify the Company's competitive advantage in the space and is indicative of the premium offerings it will have across its portfolio. Adding to the bottom line, there is a significant tax benefit for retail locations within the city of Pueblo, with recreational dispensaries having an aggregated tax of only 22% (city is not imposing a tax on recreation), versus 30% for the rest of the state. We expect that the Tamarack Project will commence cultivation near the beginning of July and will quickly ramp up to be a major supplier of high quality cannabis to dispensaries throughout Colorado. In addition, the Company feels the facility's proximity to a major highway will provide further efficiencies to supply chain logistics that will help contribute to establishing it as a defensible leader in the space."

"We are excited about our new initiatives which includes The Tamarack Project and our recently announced non-binding LOI with Generex Biotechnology Corporation (www.generex.com) (OTCQB: GNBT) to license the Generex proprietary RapidMist™ drug delivery technologies," continued Mr. Donahue. "Our goal is to promptly execute on our business model over the coming weeks and months while illustrating a clear pathway to strong fundamentals for our shareholders."

Further due diligence from both parties need to be completed prior to a definitive agreement being signed. Final terms and conditions may vary.

Market Update

According to recent research published by Chardan Capital Markets, the $40 billion marijuana market is expected to continue to grow in the coming decades as legalization of both medical and recreational marijuana result in increased consumer demand. Medical marijuana is now approved in 23 states and the District of Columbia and recreational use has been approved in four states: Colorado, Washington, Alaska and Oregon as well as the District of Columbia. Annual marijuana consumption in the US is estimated in a range of $30 billion to $60 billion, increasing between 6% to 8% annually. Although marijuana consumption can only be estimated within a very wide range, it is a substantial market, probably as large, or larger, than consumption of cigarettes (excluding excise taxes) and about 20% of the size of the alcohol market.

Sales of recreational marijuana in Colorado set a record in February totaling $37.9 million. Sales were up 150% over last year and 7% over January levels. Trailing three-month sales exceeded $107 million, the first time recreational sales for a three month period exceeded $100 million.

About Smoofi

Smoofi, Inc. is a provider of consulting and advisory services to licensed medical and recreational marijuana operators and retail dispensaries within the US. Smoofi guides clients through the "seed to retail" process, beginning with business planning, competitive strategy and technology, product development, regulatory compliance and local permitting, site selection, setup and financing. Smoofi will provide a wide variety of industry education and training including business process optimization and how to scale growth. The practice also includes operational assistance with cannabis cultivation, offering expertise in modern farming techniques, utilizing new technology and conservation methods to improve quality and yield, waste reduction and maximizing profit. For retail clients, the Smoofi consulting practice assists with the design of retail locations, staffing, loss prevention techniques, marketing and community outreach. Smoofi will also provide an online marketplace and community to assist in creating jobs and enable entrepreneurs and service providers to offer cannabis products and services within local markets. For more information please visit: www.smoofi.com.

Safe Harbor

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, many of which are beyond the Company's control. The Company's actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this press release. All statements, other than statements of historical facts, included in this press release regarding the Company's growth strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements. When used in this press release, the words "will," "may," "believe," "anticipate," "intend," "estimate," "expect," "project," "plan" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements or other information contained herein. Potential investors should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements in this press release are reasonable, the Company cannot assure potential investors that these plans, intentions or expectations will be achieved. The Company discloses important factors that could cause the Company's actual results to differ materially from its expectations under "Risk Factors" and elsewhere in this press release. These cautionary statements qualify all forward-looking statements attributable to the Company or persons acting on its behalf.

Contact
Smoofi, Inc.
Investor Relations
Phone: 949-284-8764
Email: info@smoofi.com